Exhibit 10.1

STOCKHOLDER AGREEMENT

by and among

TRINET GROUP, INC.

and

AGI-T, L.P.

Dated as of December 21, 2016

Exhibit A: Form of Board Resolutions

Exhibit B: Form of Unanimous Written Consent

Exhibit C: Form of Joinder

Exhibit D: Form of Registration Rights Agreement

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of December 21, 2016, is by and between TriNet Group, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 5.06, the “Company”), and AGI-T, L.P., a Delaware limited partnership (together with its successors and any permitted transferee that becomes an Atairos Stockholder party hereto in accordance with Section 2.01 and Section 5.06, the “Atairos Stockholder”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article 1.

WHEREAS, simultaneously with the execution hereof, the Atairos Stockholder and certain entities affiliated with General Atlantic, LLC are entering into that certain Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions thereof, the Atairos Stockholder has agreed to purchase from certain entities affiliated with General Atlantic, LLC an aggregate of 17,691,312 shares of common stock, par value $0.000025 per share (“Common Stock”), of the Company, as a result of which Atairos Group shall have, at Closing, aggregate Beneficial Ownership of 19,504,334 shares of Common Stock (the “Shares”);

WHEREAS, prior to the execution of this Agreement and the Purchase Agreement, the Board of Directors of the Company (the “Board of Directors”), at the Atairos Stockholder’s request, and for good and valuable consideration as provided herein, duly adopted resolutions in the form attached hereto as Exhibit A, exempting the purchase of Common Stock contemplated by the Purchase Agreement and the acquisition of any additional Common Stock to the extent permitted by Section 2.02(a) hereof by Atairos Group from the restrictions on business combinations under Section 203 of the Delaware General Corporation Law (the “DGCL”) and granting registration rights with respect to the Shares to the Atairos Stockholder;

WHEREAS, within 24 hours of the execution of this Agreement, the Board of Directors will adopt resolutions in the form attached hereto as Exhibit B, appointing the Atairos Designee to the Board of Directors upon Closing; and

WHEREAS, the Company and the Atairos Stockholder desire to enter into certain other agreements set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

Article 1
Definitions

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of any member of Atairos Group, (ii) the parties agree and acknowledge, for the avoidance of doubt, that members of Comcast Group shall not be considered Affiliates of any member of Atairos Group, and (iii) for purposes of the definitions of “Atairos Group”, “Beneficially Own”, “Standstill Period” and “Third Party” and Sections 2.01, 2.02, and 3.01, no portfolio company of any member of Atairos Group shall be considered an Affiliate of any member of Atairos Group so long as such portfolio company (x) has not been directed, encouraged, instructed, assisted, advised or supported by (including having been provided Confidential Information in furtherance thereof), or coordinated with, any member of Atairos Group or any Atairos Designee in carrying out any act prohibited by this Agreement including Section 2.02 and (y) is not a member of a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any member of Atairos Group with respect to any securities of the Company. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble hereto.

“Atairos Designee” means the individual designated by Atairos Group proposed for election, standing for election or serving on the Board of Directors, as applicable, pursuant to Section 3.01, which individual shall (i) satisfy the requirements set forth in the Specified Guidelines, (ii) be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board of Directors acting in good faith and (iii) so long as such individual is the Atairos Designee, serve as a senior officer, partner or managing director of Atairos Management or a successor thereto or other management entity or general partner that is a member of Atairos Group; provided that Michael J. Angelakis shall be deemed to satisfy the foregoing requirements in clause (ii) and, as of the date hereof, clauses (i) and (iii); and provided further that Atairos Group shall designate Mr. Angelakis as the Atairos Designee for at least the initial term following the first annual meeting to occur after Closing, so long he is engaged as a senior officer, partner or managing director of Atairos Management or a successor thereto or other management entity or general partner that is a member of Atairos Group.

“Atairos Group” means Atairos Group, Inc., a Cayman Islands exempted company, Atairos Management and the Atairos Stockholder and their respective Affiliates, together with their successors and assigns; provided, however, that, for the avoidance of doubt, Comcast Group shall not be considered a member of Atairos Group for purposes of this Agreement, other than for purposes of Section 4.01.

“Atairos Indemnitors” shall have the meaning set forth in Section 3.02.

“Atairos Management” means Atairos Management, L.P., a Delaware limited partnership.

“Atairos Stockholder” shall have the meaning set forth in the preamble hereto.

“Beneficially Own”, “Beneficially Owned”, “Beneficially Owning” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, as in effect on the date hereof. For purposes of this Agreement, each Atairos Stockholder or any other person shall at all times be deemed to Beneficially Own shares of Common Stock directly or indirectly held by such Atairos Stockholder or person, irrespective of any restrictions on transfer or other terms contained in this Agreement or the Purchase Agreement.

“Board of Directors” shall have the meaning set forth in the preamble hereto.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York or San Francisco, California are authorized or obligated by law or executive order to remain closed.

“Change in Control” shall mean the occurrence of any of the following events: (i) a sale, transfer, conveyance or other disposition of the assets of the Company representing more than 50% of the consolidated earning power of the Company and its Subsidiaries, (ii) any Person or “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) (in each case excluding members of Atairos Group, portfolio companies of Atairos Group and Affiliates of such portfolio companies), directly or indirectly obtains Beneficial Ownership of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the outstanding Voting Stock; provided that, for the avoidance of doubt, for purposes of this clause (ii), Comcast Group shall be deemed to have no Beneficial Ownership of shares of Common Stock or voting power over any Voting Stock Beneficially Owned by Atairos Group, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Voting Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of the voting power of the outstanding Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the Closing Date and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y).

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Comcast Group” shall mean Comcast Corporation, a Pennsylvania corporation, and its Subsidiaries; provided, however, that Atairos Group shall not be considered a member of Comcast Group for purposes of this Agreement.

“Common Stock” shall have the meaning set forth in the preamble hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Competitor” means Automatic Data Processing, Inc., the TotalSource unit of Automatic Data Processing, Inc., Insperity, Inc. and any of their successors and any other company or business named as a competitor in the Company’s reports filed with the SEC from time to time pursuant to the Exchange Act.

“Confidential Information” shall have the meaning set forth in Section 4.01(b).

“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated as of November 15, 2016, by and between the Company and Atairos Management.

“Covered Persons” shall have the meaning set forth in Section 3.01(h).

“DGCL” shall have the meaning set forth in the preamble hereto.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934.

“Extraordinary Transaction” shall have the meaning set forth in Section 2.02(a)(iv).

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms of this Agreement, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of an Atairos Stockholder pursuant to this Agreement, in the form and substance substantially as attached hereto as Exhibit C or such other form as may be agreed to by the Company and the Atairos Stockholder.

“Permitted Loan” shall mean an arrangement to mortgage, hypothecate and/or pledge shares of Common Stock in respect of any bona fide loan of the Atairos Stockholder or its controlled Affiliates, including one or more bona fide purpose (margin) or bona fide non-purpose loans.

“Permitted Transfers” shall mean with respect to shares of Common Stock, any (i) transfer to an Affiliate that executes and delivers to the Company a Joinder becoming an Atairos Stockholder party to this Agreement, (ii) transfer to the Company or any of its

Subsidiaries, (iii) transfer effected pursuant to any merger, consolidation or similar transaction approved by the Board of Directors and consummated by the Company, (iv) tender into a Third Party Tender/Exchange Offer or (v) distribution in kind to the Atairos Stockholder’s or its Affiliates’ limited or other partners, members or other equityholders in connection with the bona fide winding up or dissolution of the Atairos Stockholder or any of its Affiliates, so long as (A) the Atairos Stockholder provides written notice to the Company of any such distribution in kind at least 90 days prior to such distribution and (B) in the event of any such distribution to Comcast Group, such Person executes and delivers to the Company a Joinder becoming an Atairos Stockholder pursuant to this Agreement (other than, for the avoidance of doubt, for purposes of Article 3 hereof).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registration Rights Agreement” shall have the meaning set forth in Section 2.01(a).

“Representatives” shall mean the Affiliates of such Person and the officers, directors, employees, attorneys, accountants, financial advisors, agents and other representatives of such Person and/or its Affiliates.

“Restricted Period” shall mean the period commencing on the Closing Date and ending on the earlier of (i) the date that is the second anniversary of the Closing Date and (ii) the consummation of any Change in Control or entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933.

“Shares” shall have the meaning set forth in the preamble hereto.

“Specified Guidelines” shall have the meaning set forth in Section 3.01(c).

“Specified Persons” shall have the meaning set forth in Section 5.12.

“Standstill Period” shall mean the period commencing on the Closing Date and ending on the later of the date (i) that is the second anniversary of Closing and (ii) that is 180 days after the Atairos Designee is no longer serving on the Board of Directors.

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its

Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Third Party” shall mean a Person other than any member of the Atairos Group.

“Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to all of the holders of Common Stock by a Third Party for a number of outstanding shares that, if consummated, would result in a Change in Control, solely to the extent that the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act.

“Transaction Agreements” shall have the meaning set forth in Section 5.02.

“transfer” shall have the meaning set forth in Section 2.01(a).

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

Section 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically stated, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including Exhibit C, but excluding Exhibits A, B and D hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. Unless otherwise specifically stated herein, references to any law or statute shall be deemed to refer to such law or statute as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

Article 2
Restrictions on Sale; Standstill

Section 2.01. Restrictions on Sale. (a) During the Restricted Period, notwithstanding any rights provided in the Registration Rights Agreement to be entered into at Closing by the Atairos Stockholder and the Company, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), the Atairos Stockholder shall not, and shall cause each member of Atairos Group not to, without the Company’s prior written consent, directly or indirectly, (x) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of, any shares of Common Stock; provided that the foregoing shall not restrict a Permitted Loan or transfer to a Third Party financial institution for cash solely to the extent that all of the net proceeds of such sale are solely used to satisfy a bona fide margin call (i.e., posted as collateral) pursuant to a Permitted Loan, or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan, so long as, in each case, any such transferee executes and delivers to the Company a legally binding agreement enforceable by the Company agreeing to be bound by the restrictions of Article 2 of this Agreement and agreeing and acknowledging that such transferee shall have no rights pursuant to this Agreement, or (y) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock (any of the foregoing actions in (x) or (y), a “transfer”).

(b)       In addition to the restrictions set forth in Section 2.01(a), and notwithstanding any rights provided in the Registration Rights Agreement, until the date that is 180 days after the date on which the Atairos Designee is no longer serving on the Board of Directors, the Atairos Stockholder shall not, and the Atairos Stockholder shall cause each member of Atairos Group not to, without the Company’s prior written consent, directly or indirectly, (x) transfer any shares of Common Stock to any Third Party that would, after giving effect thereto, result in such Third Party, together with its Affiliates, Beneficially Owning 5% or more in the aggregate of the outstanding Common Stock, (y) transfer any shares of Common Stock equal to 4.9% or more of the outstanding Common Stock to any Third Party or “group” (as such term is defined in Section 13(d)(3) of the Exchange Act), or (z) transfer any shares of Common Stock to any Competitor.

(c)       Notwithstanding the restrictions set forth in Section 2.01(a) and Section 2.01(b), this Agreement shall not in any way prohibit, limit or restrict any transfer (A) that is a Permitted Transfer; provided, however, that in the case of a Permitted Transfer in connection with a Third Party Tender/Exchange Offer, if such Third Party Tender/Exchange Offer does not close for any reason or the shares are otherwise returned to the transferor, the restrictions on transfer contained herein shall continue to apply to such shares, or (B) after the Restricted Period, in a bona fide underwritten public offering pursuant to the rights set forth in the Registration Rights Agreement or through a bona fide sale to the public without registration effected in compliance with Rule 144 under the Securities Act.

(d)       Notwithstanding anything in this Agreement to the contrary, any transfer of Common Stock pursuant to the Registration Rights Agreement shall be subject to any applicable limitations set forth in Section 2.01(a) and the Registration Rights Agreement, but shall not be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to any Atairos Designee with respect to trading in the Company’s securities. The Atairos Stockholder acknowledges and agrees that, notwithstanding anything else herein to the contrary, the Shares may not be sold or otherwise disposed of except in transactions registered under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. The Atairos Stockholder acknowledges that, except as provided in the Registration Rights Agreement, the Atairos Stockholder has no right to require the Company to register the Shares.

(e)       The Atairos Stockholder hereby represents that as of the date hereof, Atairos Group Beneficially Owns 1,813,022 shares of Common Stock and upon Closing will Beneficially Own 19,504,334 shares of Common Stock. Any purported transfer made in violation of this Section 2.01 shall be null and void ab initio.

Section 2.02. Standstill. (a) During the Standstill Period, the Atairos Stockholder shall not, and shall cause each member of Atairos Group not to, directly or indirectly, in any manner, alone or in concert with others, take any of the following actions without the prior written consent of the Company:

(i)       make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board of Directors, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of the Atairos Designee or all of the nominees of the Board of the Directors at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii)       form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any Third Party with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;

(iii)       acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities or any assets of the Company or any of its Subsidiaries, or any warrant, option or other right to acquire any such securities or assets of the Company or any rights decoupled from the underlying securities that would result in Atairos Group Beneficially Owning 33% or more in the aggregate of the outstanding Common Stock; provided that any acquisitions of securities of the Company or rights therein by Atairos Group permitted pursuant to the foregoing provisions of this Section 2.02(a)(iii) shall be made (A) in accordance with applicable securities laws and (B) until after the end of any pending restricted trading period then in effect at the time the Atairos Designee is no longer serving on the Board of Directors, in accordance with the Company’s restricted trading period then in effect during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect; and provided further, that nothing herein shall require any shares of Common Stock to be sold to the extent that Atairos Group exceeds the ownership limit under this paragraph as the result of a share repurchase or any other Company action that reduces the number of outstanding shares of Common Stock;

(iv)       effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other Person to effect or seek to effect, offer or propose to effect, cause or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction;

(v)       (A) call or seek to call any meeting of stockholders of the Company, including by written consent, (B) seek representation on the Board of Directors, except in accordance with Section 3.01 so long as such section is in full force and effect, (C) seek any other material, non-ordinary course change in the Company’s management, business or corporate structure, (D) seek the removal of any member of the Board of Directors (other than any Atairos Designee), (E) solicit consents from stockholders or otherwise act or seek to act by written consent with respect to the Company, (F) conduct a referendum of stockholders of the Company or (G) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;

(vi)       take any action in support of or make any proposal or request that constitutes: (A) controlling or changing the Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors, (B) any material change in the capitalization or dividend policy of the Company, (C) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws that may impede or facilitate the acquisition of control of the Company by any Person, (D) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (E) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(vii)       make any request to amend or waive any provision of this Section 2.02(a);

(viii)       make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board of Directors, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(ix)       take any action challenging the validity or enforceability of this Section 2.02; or

(x)       enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, knowingly assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing.

(b)       The foregoing provisions of Section 2.02(a) shall not be deemed to prohibit the Atairos Stockholder or any of its Affiliates from communicating privately with the Company’s directors, officers or advisors, on topics related to the Company and its business, including strategic considerations, so long as such communications (x) do not include any proposals requiring the action of the Board of Directors in connection therewith and (y) are not publicly disclosed and are not intended to, and would not reasonably be expected to, require any public disclosure. For the avoidance of doubt, the consideration by the Board of Directors of any such communication, in the exercise of its discretion, shall not, in and of itself, cause such communication to be deemed a “proposal requiring the action of the Board of Directors in connection therewith.” If the Company determines to explore a process with respect to a transaction that, if consummated, would result in a Change in Control, the Company shall provide the Atairos Stockholder prompt notice of such decision and, if such process is pursued, shall invite the Atairos Group to participate on the same basis as other Third Party participants.

(c)       Nothing in this Section 2.02 shall limit any action that may be taken by any Atairos Designee acting solely as a director of the Company consistent with his or her fiduciary duties as a director of the Company if such action does not include any public announcement or disclosure by such Atairos Designee or any member of Atairos Group.

(d)       Notwithstanding anything in this Section 2.02 to the contrary, the prohibitions and obligations in this Section 2.02 shall immediately terminate and be of no further force or effect and the Company and the Atairos Stockholder and other members of Atairos Group shall be released from further compliance therewith if (i) a Change in Control is consummated, (ii) the Company enters into a definitive agreement providing for a transaction that, if consummated, would result in a Change in Control or (iii) a Third Party makes a Third Party Tender/Exchange Offer.

(e)       Notwithstanding anything to the contrary contained herein, the Atairos Stockholder shall be entitled to vote all shares of outstanding Common Stock Beneficially Owned by it in its sole discretion.

(f)       Notwithstanding anything in this Section 2.02 to the contrary, the prohibitions in this Section 2.02 shall immediately terminate and be of no force or effect and Atairos Group shall be released from compliance therewith if the Company (i) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within 60 days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (ii) has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within 60 days or (iii) executes a general assignment for the benefit of creditors.

Article 3
Board of Directors

Section 3.01. Board Nomination. (a) Within 24 hours of the execution of this Agreement, the Board of Directors will adopt resolutions in the form attached hereto as Exhibit B appointing Michael J. Angelakis to the Board of Directors as the Atairos Designee effective as of Closing and assigning Mr. Angelakis to the class of directors to be elected at the first annual meeting to occur after Closing.

(b)       Subject to the terms and conditions of this Section 3.01 and applicable law, (i) the Company shall include Mr. Angelakis in its slate of nominees for election to the Board of Directors at the first annual meeting to occur after Closing and shall include the Atairos Designee at each subsequent annual meeting at which directors of the same class as the Atairos Designee are slated for election, (ii) the Company shall use its reasonable efforts to cause the election of such Atairos Designee to the Board of Directors at such meetings, and (iii) the Company shall use substantially the same level of effort and provide substantially the same level of support with respect to the election of the Atairos Designee at such meetings as is used and/or provided for the other director nominees of the Company with respect to such meetings.

(c)       The Atairos Stockholder acknowledges on behalf of itself and each member of Atairos Group that at all times while serving as a member of the Board of Directors, the Atairos Designee, solely in his or her individual capacity, will be required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-executive members of the Board of Directors, including the Company’s Corporate Governance Guidelines, Business Ethics and Code of Conduct Policy, Related-Person Transaction Policy, Policy Regarding Stock Trading by Officers, Directors and Other Designated Employees, Corporate Disclosure/Regulation FD Policy and Social Media Policy or such successor policies as are applicable to all other non-executive directors and as are not targeted towards, and are not disproportionately applicable to, the Atairos Designee (such policies, procedures, processes, codes, rules, standards and guidelines as in effect from time to time, collectively, the “Specified Guidelines”), subject to Section 2.01(d).

(d)       Subject to the terms and conditions of this Section 3.01, if a vacancy on the Board of Directors is created as a result of an Atairos Designee’s death, resignation, disqualification or removal then, at the request of Atairos Group, Atairos Group and the Company shall work together in good faith to fill such vacancy as promptly as reasonably practicable with a replacement director that meets the definition of “Atairos Designee” and thereafter such individual shall as promptly as reasonably practicable be appointed to the Board of Directors to fill such vacancy.

(e)       The Atairos Designee shall receive the same notices, information and reports as the other non-executive members of the Board of Directors; provided that in the event of any conflict of interest between the Company and any member of Atairos Group, the Atairos Designee shall receive the same notices, information and reports as a similarly situated interested member of the Board of Directors. The Atairos Designee shall be bound by the same confidentiality restrictions as the other non-executive directors of the Company relating to the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board of Directors or committees of the Board of Directors to the extent not disclosed publicly by the Company, and, notwithstanding anything to the contrary in such confidentiality restrictions, the Atairos Designee shall be entitled to provide to Atairos Group notices, information and reports received by the Atairos Designee in his or her capacity as a director, subject to the terms and conditions of Section 4.01; provided that, except with the prior written consent of the Company, the Atairos Designee shall not disclose to any member of Atairos Group any advice provided to the Company by in-house or outside legal counsel that the Company has advised the Atairos Designee is protected by the attorney-client privilege.

(f)       This Section 3.01 shall terminate at such time as Atairos Group Beneficially Owns less than 15% in the aggregate of the outstanding Common Stock. Upon termination of this Section 3.01 or termination of this Agreement, the Company may request that the Atairos Designee resign from the Board of Directors, and upon such request, the Atairos Stockholder shall cause the Atairos Designee to resign immediately and relinquish all rights and privileges as a member of the Board of Directors.

(g)       Notwithstanding anything in this Agreement to the contrary, transferees of shares of Common Stock (other than in connection with Permitted Transfers pursuant to clause (i) thereof) shall not have any rights pursuant to this Section 3.01.

(h)       To the fullest extent permitted by the DGCL, other applicable law and any confidentiality obligations under the Specified Guidelines, and subject to any express agreement that may from time to time be in effect (including Section 4.01 of this Agreement), the Company agrees that the Atairos Designee, the Atairos Stockholder and any of its Affiliates or any Representative or portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, directly or indirectly, (i) invest in, carry on and conduct, whether as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, or otherwise, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates or any other person with which any of the Company or its Affiliates has a business relationship, and/or (iii) make investments in any kind of property in which the Company or its Affiliates may make investments. To the fullest extent permitted by the DGCL, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person. The Company agrees that if a Covered Person acquires independent knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person outside of his or her capacity as a member of the Board of Directors and (y) the Company or any of its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires independent knowledge, except for any corporate opportunity which is expressly offered to a Covered Person solely in his or her capacity as a member of the Board of Directors, and waives any claim against each Covered Person that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company; provided that, in each such case, any corporate opportunity which is expressly offered to a Covered Person solely in his or her capacity as a member of the Board of Directors shall belong to the Company.

Section 3.02. Expenses and Fees; D&O Indemnification. The Company shall reimburse the Atairos Designee elected to the Board of Directors for his or her reasonable expenses, consistent with the Company’s policy for such reimbursement in effect from time to time, incurred to attend meetings of the Board of Directors or any committee of the Board of Directors on which the Atairos Designee serves. The Company shall indemnify, or provide for the indemnification of, including, subject to applicable law, any rights to the advancement of fees and expenses, the Atairos Designee and provide the Atairos Designee with director and officer insurance to the same extent it indemnifies and provides insurance for other non-executive members of the Board of Directors. The Company acknowledges and agrees that the Atairos Designee who is a partner, member, employee, advisor or consultant of any member of the Atairos Group may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable member of the Atairos Group (collectively, the “Atairos Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company’s certificate of incorporation, bylaws and/or indemnification agreement to the Atairos Designee in his or her capacity as a director of the Company or any of its Subsidiaries (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Atairos Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) the certificate of incorporation and/or bylaws of the Company as in effect from time to time and/or (ii) such other agreement, if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the Atairos Indemnitors. No advancement or payment by the Atairos Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the Atairos Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.

Article 4
Additional Agreements

Section 4.01. Confidentiality.

(a)       The Atairos Stockholder acknowledges on behalf of itself and the members of Atairos Group that Confidential Information has been and may in the future be made available to it and other members of Atairos Group in connection with Atairos Group’s investment in the Company, including pursuant to Section 3.01(e). The Atairos Stockholder agrees that it shall, and shall cause each member of Atairos Group and each Representative of the Atairos Stockholder or of any other member of Atairos Group, in each case, to whom Confidential Information is disclosed by or on behalf of Atairos Group to, keep the Confidential Information confidential and use the Confidential Information solely in connection with Atairos Group’s investment in the Company. The Atairos Stockholder further acknowledges and agrees that it shall not, and shall cause each other member of Atairos Group not to, disclose any Confidential Information to any Person without the prior written consent of the Company, except that Confidential Information may be disclosed (i) to any member of Atairos Group or any Representative of the Atairos Stockholder or of such other member of Atairos Group who reasonably requires access to such information in connection with Atairos Group’s investment in the Company, including to the extent related to the tax treatment and tax structure of the investment, who in each case have been informed of the confidential nature of the Confidential Information, (ii) in the event and to the extent that the Atairos Stockholder or any other member of Atairos Group or any Representative of such Person is required to disclose any Confidential Information by applicable law, legal process or other legal compulsion, whether or not in connection with any proceeding by or before a court of law or Governmental Entity (provided that the Atairos Stockholder shall, and shall cause each other applicable member of the Atairos Group to, to the extent not prohibited by applicable law, give the Company prior written notice of such requirement promptly (and in any event within two Business Days) so that the Company may seek an appropriate order or other remedy protecting such Confidential Information from disclosure (and the

Atairos Stockholder shall, and shall cause each other applicable member of the Atairos Group to, use reasonable efforts to assist the Company in obtaining such protective order or other remedy)) or (iii) to any regulatory authority to the extent required under applicable law or regulation; provided that such authority is advised of the confidential nature of such information. The Atairos Stockholder shall be responsible for any actions taken by each other member of the Atairos Group and by any of its or such other member’s Representatives pursuant to this Section 4.01 as if the Atairos Stockholder had taken such actions.

(b)       For purposes hereof, “Confidential Information” shall mean any information (whether oral, written, electronic or otherwise), regardless of the form in which it is provided or maintained, concerning the Company or any of its Subsidiaries or the business, products, markets, condition (financial or otherwise), operations, assets, liabilities, results of operations, cash flows or prospects of the Company or any of its Subsidiaries (whether prepared by the Company or otherwise) that is furnished or has been furnished (regardless of the manner in which it is or has been furnished) by or on behalf of the Company to the Atairos Stockholder, any other member of Atairos Group or any Representative of such Person(s) at any time (whether before, on or after the Closing Date) in connection with Atairos Group’s investment in the Company and all notes, analyses, compilations, forecasts, studies, interpretations, emails or other documents (in whatever form maintained) prepared by any member of Atairos Group or its Representatives that contain or reflect such information (in whole or in part); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by any member of Atairos Group or its Representatives in violation of this Section 4.01, (ii) was within any member of Atairos Group’s or its Representatives’ possession prior to it being furnished to such member or its Representatives by or on behalf of the Company; provided that the source of such information was not known by any such member of Atairos Group or any such Representative to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, (iii) becomes available to any such member of the Atairos Group or its Representatives on a non-confidential basis from a source other than the Company; provided that such source is not known by any such member of the Atairos Group or any such Representative to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, or (iv) is independently developed by any member of Atairos Group or its Representatives without reference to or the use of any Confidential Information.

(c)       Notwithstanding anything to the contrary contained herein, (i) nothing contained herein shall prevent or restrict (A) Atairos Group’s or its Representatives’ use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion of any claim against, or the defense of any claim by, the Company or any of its Subsidiaries, or (B) members of Atairos Group or its Representatives from communicating with their respective investors and potential investors to the extent necessary to fulfill their informational and reporting obligations to such persons; provided that the recipients of such information are subject to any legally binding obligation to keep such information confidential, and (ii) if the provisions of Section 2.02(a)

expire or terminate, neither this Section 4.01 nor any other provision hereof or of the Confidentiality Agreement shall restrict or prevent Atairos Group from (A) using Confidential Information to formulate a proposal for a business combination transaction or in connection with any of the actions described in Section 2.02(a), or (B) publicly disclosing the history of discussions between Atairos Group and the Company to the extent reasonably necessary to comply with federal securities law disclosure obligations or other applicable law, regulation or securities or securities exchange rules.

Section 4.02. Antitrust Approval. The Company and the Atairos Stockholder acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the transaction contemplated by the Purchase Agreement. The Atairos Stockholder will promptly notify the Company of each filing required on the part of the Atairos Stockholder or any other Person. To the extent reasonably requested, the Company will use reasonable efforts to cooperate with the Atairos Stockholder and any other member of Atairos Group in making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the transaction in a timely manner and as required by the law of the applicable jurisdiction; provided, however, that the Company shall not have any responsibility or liability for failure of the Atairos Stockholder or any other member of Atairos Group to comply with any applicable law. The Atairos Stockholder shall be responsible for the payment of the filing fees associated with each such applications or filings. Each of the Company and the Atairos Stockholder shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with each such applications or filings.

Section 4.03. Quorum. For so long as Atairos Group Beneficially Owns 5% or more of the outstanding Common Stock, the Atairos Stockholder shall, and shall cause each other member of Atairos Group to, be present, in person or by proxy, at all meetings of the stockholders of the Company to the extent necessary so that all shares of outstanding Common Stock Beneficially Owned by Atairos Group may be counted for the purposes of determining the presence of a quorum.

Section 4.04. Registration Rights Agreement. The Atairos Stockholder and the Company shall execute and deliver the Registration Rights Agreement attached hereto as Exhibit D at Closing.

Article 5
Miscellaneous

Section 5.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a)       If to the Atairos Stockholder, to:

c/o Atairos Management, L.P.

620 Fifth Avenue, 6th Floor

New York, NY 10020

Attention: David Caplan

Email: d.caplan@atairos.com

and:

c/o Atairos Management, L.P.

40 Morris Avenue, 3rd Floor

Bryn Mawr, PA 19010

Attention: Clare McGrory

Email: c.mcgrory@atairos.com

With a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Alan M. Klein and Anthony F. Vernace

Email: aklein@stblaw.com; avernace@stblaw.com

(b)       If to the Company, to:

TriNet Group, Inc.

1100 San Leandro Boulevard

San Leandro, CA 94577

Attention: Brady Mickelsen, Chief Legal Officer

Email: brady.mickelsen@trinet.com

(c)       With a copy (which shall not constitute actual or constructive notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94061

Attention: Ron Cami and Sarah K. Solum

Email: ron.cami@davispolk.com; sarah.solum@davispolk.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (b) one (1) Business Day following the day sent by overnight courier.

Section 5.02. Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, the Registration Rights Agreement and the Confidentiality Agreement (together, the “Transaction Agreements”) set forth the entire agreement between the parties hereto with respect to the subject matter contained herein and therein, and supersede, all prior agreements and understandings, both oral and written, among the parties and their respective Affiliates with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter contained herein or therein, other than those set forth or referred to herein or therein. This Agreement is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder. To the extent anything in this Agreement limits, qualifies or conflicts with anything in the Registration Rights Agreement or the Confidentiality Agreement, this Agreement shall control; provided that the confidentiality and “use” provisions and Section 13 of the Confidentiality Agreement shall be terminated as of Closing and superseded in their entirety by this Agreement. Any provision of this Agreement may be amended, waived or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 5.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 5.04. Public Announcements. No press release or public announcement or other public communication related to this Agreement or the transactions contemplated herein shall be issued or made by the Atairos Stockholder or any other member of Atairos Group without the prior written approval of the Company or by the Company without the prior written approval of the Atairos Stockholder, unless required by law (based on the opinion of counsel) in which case the Company or the Atairos Stockholder, as applicable, shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication. The Company and Atairos Group may file the Transaction Agreements with the SEC, describe the Transaction Agreements in filings with the SEC and provide information about the subject matter of the Transaction Agreements in connection with equity or debt issuances, share repurchases, or public or investor reporting activities, in all cases subject to the confidentiality obligations of the parties under this Agreement or otherwise.

Section 5.05. Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement.

Section 5.06. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and the Atairos Stockholder’s successors and assigns, and no other person; provided that the Atairos Stockholder may not assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the Company, and any assignment by the Atairos Stockholder in contravention hereof shall be null and void;

provided that (A) any member of Atairos Group in each case who executes and delivers a Joinder pursuant to a Permitted Transfer pursuant to Section 2.01 and clause (i) of the definition of “Permitted Transfer” in Section 1.01, shall be deemed an Atairos Stockholder hereunder and have all the rights and obligations of an Atairos Stockholder.

Section 5.07. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.07(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.01 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b)       EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS Section 5.07.

Section 5.08. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 5.09. Injunctive Relief. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.10. Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 5.11. Termination. Other than as otherwise provided in this Agreement, this Agreement shall terminate (a) upon the mutual consent of the parties hereto or (b) upon termination of the Purchase Agreement prior to Closing; provided, however, that the provisions of Section 5.07, Section 5.09 and this Section 5.11 shall survive termination of this Agreement.

Section 5.12. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and any of their respective successors and assigns (including any successors and assigns that are deemed as a matter of law to be successors or assigns or are partial successors or assigns to the extent of such partial succession or assignation and any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

TRINET GROUP, INC.
By:	/s/ Burton M. Goldfield
	Name:	Burton M. Goldfield
	Title:	President and Chief Executive Officer

[Signature Page to Stockholder Agreement]

AGI-T, L.P. By: A-T HOLDINGS GP, LLC, its General Partner By: ATAIROS GROUP, INC., its Sole Member and Manager
By:	/s/ David Caplan
	Name:	David Caplan
	Title:	Vice President

[Signature Page to Stockholder Agreement]

ATAIROS GROUP, INC.
By:	/s/ David Caplan
	Name:	David Caplan
	Title:	Partner & General Counsel

[Signature Page to Stockholder Agreement]

ATAIROS MANAGEMENT, L.P. By: Atairos Family GP, Inc., its General Partner
By:	/s/ David Caplan
	Name:	David Caplan
	Title:	Partner & General Counsel

[Signature Page to Stockholder Agreement]

EXHIBIT A

Form of Board Resolutions

Approval of Stockholder Agreement

WHEREAS, AGI-T, L.P., a Delaware limited partnership, and certain entities affiliated with General Atlantic, LLC propose to enter into that certain Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which, subject to the terms and conditions thereof, AGI-T, L.P. will purchase from certain entities affiliated with General Atlantic, LLC an aggregate of 17,691,312 shares of common stock, par value $0.000025 per share (“Common Stock”), of TriNet Group, Inc., a Delaware corporation (the “Company”), resulting in AGI-T, L.P. and its affiliates beneficially owning an aggregate of 19,504,334 shares of Common Stock;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is advisable and in the best interests of the Company and its stockholders to enter into the Stockholder Agreement (the “Stockholder Agreement”) by and between the Company and AGI-T, L.P. (together with its successors and any permitted transferee, the “Atairos Stockholder”), substantially in the form presented to the Board in connection with the execution of the Purchase Agreement; and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to consummate the actions contemplated by the Stockholder Agreement.

NOW, THEREFORE, IT IS:

RESOLVED, that the form, terms and provisions of the Stockholder Agreement to be entered into by and between the Company and the Atairos Stockholder in substantially the form presented to the Board are hereby authorized, adopted and approved for all purposes, and each officer of the Company (and each of their respective designees) (collectively, the “Authorized Officers”) is hereby authorized for and on behalf of the Company to execute and deliver the Stockholder Agreement upon the execution of the Purchase Agreement with such additions, deletions, changes or modifications as such Authorized Officer executing the same shall approve, such execution and delivery to conclusively evidence the authorization and approval thereof by the Company, and each is hereby empowered to take any other action and make any such filings as such Authorized Officer deems necessary or desirable in connection with the execution, delivery and performance of the Stockholder Agreement, and the consummation of the actions contemplated thereby.

Approval of Registration Rights Agreement

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to enter into the Registration Rights Agreement (the “Registration Rights Agreement”) by and between the Company and AGI-T, L.P., substantially in the form presented to the Board in connection with Closing (as defined in the Purchase Agreement); and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to consummate the transactions contemplated by the Registration Rights Agreement.

NOW, THEREFORE, IT IS:

RESOLVED, that the form, terms and provisions of the Registration Rights Agreement to be entered into by and between the Company and the Atairos Stockholder in substantially the form presented to the Board are hereby authorized, adopted and approved for all purposes, and each Authorized Officer is hereby authorized for and on behalf of the Company to execute and deliver the Registration Rights Agreement upon Closing (as defined in the Purchase Agreement) with such additions, deletions, changes or modifications as such Authorized Officer executing the same shall approve, such execution and delivery to conclusively evidence the authorization and approval thereof by the Company, and are each hereby empowered to take any other action and make any such filings as such Authorized Officer deems necessary or desirable in connection with the execution, delivery and performance of the Registration Rights Agreement, and the consummation of the transactions contemplated thereby.

DGCL 203 Waiver

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to approve the acquisitions of “ownership” of “voting stock” (for purposes of this resolution, as defined in and contemplated by Section 203(c)(8) and Section 203(c)(9) of the Delaware General Corporation Law (“DGCL”)) of the Company (or any successor thereto) by Atairos Group (as defined in the Stockholder Agreement) pursuant to the Purchase Agreement, which would result in Atairos Group becoming an “interested stockholder” within the meaning of Section 203 of the DGCL and, to the extent such acquisitions are permitted by Section 2.02(a) of the Stockholder Agreement, as any such acquisition may occur from time to time, for purposes of Section 203 of the DGCL, and the restrictions on “business combinations” contained in Section 203 of the DGCL shall not apply to Atairos Group.

NOW, THEREFORE, IT IS:

RESOLVED, that the acquisitions of “ownership” of “voting stock” of the Company (or any successor thereto) by Atairos Group pursuant to the Purchase Agreement, which would result in Atairos Group becoming an “interested stockholder” within the meaning of Section 203 of the DGCL are hereby approved and, to the extent such acquisitions are permitted by Section 2.02(a) of the Stockholder Agreement, as any such acquisition may occur from time to time, are hereby approved for purposes of Section 203 of the DGCL, and the restrictions on “business combinations” contained in Section 203 of the DGCL shall not apply to Atairos Group.

This resolution and the approvals granted hereby shall automatically be revoked and rescinded and shall be of no further force and effect if either the Purchase Agreement or the Stockholder Agreement is terminated prior to Closing (as defined in the Purchase Agreement).

General Authorizing Resolution

RESOLVED, that the Authorized Officers hereby are, authorized and directed, for and on behalf of the Company, to take, or cause to be taken, such further action and execute, or cause to be executed, such additional documents as each may deem necessary or appropriate to carry out the purposes of the foregoing resolutions, and any such actions that may have been taken to date are hereby confirmed, ratified and approved in all respects.

EXHIBIT B

FORM OF UNANIMOUS WRITTEN CONSENT

TRINET GROUP, INC.

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

Dated December [__], 2016

The undersigned, being all the directors (the “Directors”) of TriNet Group, Inc., a Delaware corporation (the “Company”), hereby consent to and adopt of the following resolutions (this “Consent”):

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized, adopted and approved that certain Stockholder Agreement (the “Stockholder Agreement”) by and between the Company and AGI-T, L.P., a Delaware limited partnership (together with its successors and any permitted transferee, the “Atairos Stockholder”) in connection with the execution of that certain Stock Purchase Agreement (the “Purchase Agreement”) between AGI-T, L.P., and certain entities affiliated with General Atlantic, LLC (collectively, “General Atlantic”) pursuant to which, subject to the terms and conditions thereof, AGI-T, L.P. will purchase an aggregate of 17,691,312 shares of common stock, par value $0.000025 per share (“Common Stock”), of the Company, resulting in AGI-T, L.P. and its affiliates beneficially owning an aggregate of 19,504,334 shares of Common Stock;

WHEREAS, David Hodgson has fully disclosed a potential conflict of interest in the actions below, given his position at General Atlantic and, after review and evaluation, the Directors believe that Mr. Hodgson may act on the matters herein in his capacity as a Director without such potential conflict influencing his judgment or duty to act in the best interests of the Company and its shareholders;

WHEREAS, after review and evaluation, the Nominating and Corporate Governance Committee of the Board has recommended and nominated Michael J. Angelakis to serve as a director of the Company;

WHEREAS, the Directors have further reviewed and evaluated the qualifications of Michael J. Angelakis to serve as a director of the Company;

WHEREAS, the Directors have determined that is advisable and in the best interests of the Company and its stockholders to conditionally appoint Michael J. Angelakis to the existing Board in connection with the Stockholder Agreement; and

WHEREAS, in connection with the nomination of Michael J. Angelakis to serve as a director of the Company, the Directors, pursuant to Article V of the Company’s Amended and Restated Certificate of Incorporation and Section 15 of the Company’s

Amended and Restated Bylaws, desire to conditionally increase the authorized number of directors of the Company by one (1) and fix the size of the Board at ten (10) directors.

NOW, THEREFORE, IT IS:

RESOLVED, that, effective as of and contingent upon Closing (as defined in the Purchase Agreement), the authorized number of directors of the Company is hereby increased by one (1) and the size of the Board is fixed at ten (10) directors;

RESOLVED FURTHER, that, effective as of and contingent upon Closing (as defined in the Purchase Agreement), Michael J. Angelakis is hereby appointed to fill the vacancy on the Board so created, to serve until the first annual meeting of stockholders to occur after Closing (as defined in the Purchase Agreement) or until his earlier death, resignation, or removal;

RESOLVED FURTHER, that, effective as of and contingent upon Closing (as defined in the Purchase Agreement), Michael J. Angelakis is designated as a Class III Director of the Company;

RESOLVED FURTHER, that each officer of the Company (and each of their respective designees) are hereby authorized and directed, for and on behalf of the Company, to take, or cause to be taken, such further action and execute, or cause to be executed, such additional documents as each may deem necessary or appropriate to carry out the purposes of the foregoing resolutions, and any such actions that may have been taken to date are hereby confirmed, ratified and approved in all respects;

RESOLVED FURTHER, that this Consent may be signed in one or more counterparts, each of which shall be deemed an original and collectively shall be deemed a complete and fully executed original consent; and

RESOLVED FURTHER, that this Consent be filed with the minutes of the Board.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of the date first written above.

___________________________________ H. Raymond Bingham
___________________________________ Katherine August-deWilde
___________________________________ Martin Babinec
___________________________________ Paul Chamberlain
___________________________________ Burton M. Goldfield
___________________________________ Ken Goldman
___________________________________ David C. Hodgson
___________________________________ John H. Kispert
___________________________________ Wayne Lowell

EXHIBIT C

FORM OF JOINDER

The undersigned is executing and delivering this Joinder pursuant to that certain Stockholder Agreement, dated as of December 21, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholder Agreement”), by and among TriNet Group, Inc., AGI-T, L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Stockholder Agreement.

By executing and delivering this Joinder to the Stockholder Agreement, the undersigned hereby adopts and approves the Stockholder Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Stockholder Agreement applicable to the Atairos Stockholder in the same manner as if the undersigned were an original Atairos Stockholder signatory to the Stockholder Agreement.

The undersigned acknowledges and agrees that Sections 5.01, 5.02, 5.06 and 5.07 of the Stockholder Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

C-1

Accordingly, the undersigned has executed and delivered this Joinder as of the         day of         ,     .

[ ]
By:
Name:
Title:

Address:

Telephone:
Facsimile:
Email:

[Signature Page to Joinder]

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

between

TRINET GROUP, INC.

and

AGI-T, L.P.

Dated: [●], 2016

TABLE OF CONTENTS

Page

Section 1.	Definitions	1

Section 2.	General; Securities Subject to this Agreement	5

(a)	Grant of Rights	5
(b)	Registrable Securities	5
(c)	Holders of Registrable Securities	5

Section 3.	Demand Registration	5

(a)	Request for Demand Registration	5
(b)	Incidental or “Piggy-Back” Rights with Respect to a Demand Registration	6
(c)	Effective Demand Registration	7
(d)	Expenses	7
(e)	Underwriting Procedures	7
(f)	Selection of Underwriters	8

Section 4.	Incidental or “Piggy-Back” Registration	8

(a)	Request for Incidental Registration	8
(b)	Expenses	9

Section 5.	Form S-3 Registration	9

(a)	Request for a Form S-3 Registration	9
(b)	Form S-3 Underwriting Procedures	9
(c)	Limitations on Form S-3 Registrations	10
(d)	Expenses	11
(e)	No Demand Registration	11

Section 6.	Holdback Agreements	11

(a)	[Intentionally Omitted]	11
(b)	Restrictions on Public Sale by the Company	11

Section 7.	Registration Procedures	11

(a)	Obligations of the Company	11
(b)	Seller Information	15
(c)	Notice to Discontinue	15
(d)	Registration Expenses	15

D-i

Section 8.	Indemnification; Contribution	16

(a)	Indemnification by the Company	16
(b)	Indemnification by Designated Holders	16
(c)	Conduct of Indemnification Proceedings	17
(d)	Contribution	18

Section 9.	Rule 144	19

Section 10.	Miscellaneous	19

(a)	Recapitalizations, Exchanges, etc.	19
(b)	No Inconsistent Agreements	19
(c)	Remedies	19
(d)	Amendments and Waivers	20
(e)	Notices	20
(f)	Successors and Assigns; Third Party Beneficiaries	21
(g)	Headings	21
(h)	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	21
(i)	Severability	22
(j)	Rules of Construction	22
(k)	Entire Agreement	22
(l)	Further Assurances	22
(m)	Other Agreements	23
(n)	Counterparts	23
(o)	Representation By Counsel; Interpretation	23

D-ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2016, between TriNet Group, Inc., a Delaware corporation (the “Company”) and AGI-T, L.P., a Delaware limited partnership (the “Investor”) .

WHEREAS, on December 21, 2016, the Investor and certain entities affiliated with General Atlantic, LLC entered into that certain Stock Purchase Agreement dated December 21, 2016 (the “Purchase Agreement”) pursuant to which the Investor has agreed to purchase shares of Common Stock (as hereinafter defined) from certain entities affiliated with General Atlantic, LLC;

WHEREAS, concurrently therewith, the Company, the Investor and certain other partied named therein entered into the Stockholder Agreement (as hereinafter defined), pursuant to which the parties thereto agreed to, among other things, certain corporate governance rights and obligations and certain registration rights to the Investor upon the Closing (as hereinafter defined);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person (as hereinafter defined), any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the parties agree and acknowledge, for the avoidance of doubt, that members of Comcast Group (as hereinafter defined) shall not be considered Affiliates of any member of Atairos Group and (ii) no portfolio company of any member of Atairos Group shall be considered an Affiliate of any member of Atairos Group. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f).

“Atairos Group” means Atairos Group, Inc., a Cayman Islands exempted company, Atairos Management (as hereinafter defined) and the Investor and their respective Affiliates, together with their successors and assigns; provided, however, that Comcast Group shall not be considered part of Atairos Group for purposes of this Agreement.

“Atairos Management” means Atairos Management, L.P., a Delaware limited partnership.

“Atairos Stockholders” means the Investor, any Subsequent Atairos Investor and any transferee to which Registrable Securities (as hereinafter defined) are transferred in accordance with Section 10(f).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Closing Date” means the date upon which the transaction contemplated by the Purchase Agreement closes.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date quoted on Bloomberg or a similar platform or, if no such closing price on such date is quoted on Bloomberg or a similar platform, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use; or (c) if on any such date the Registrable Securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Registrable Securities selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Comcast Group” means Comcast Corporation, a Pennsylvania corporation, and its Subsidiaries (as hereinafter defined); provided, however, that Atairos Group shall not be considered part of Comcast Group for purposes of this Agreement.

“Commission” means the Securities and Exchange Commission or any successor agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the common stock, par value $0.000025 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Common Stock Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4(a).

“Demand Registration” has the meaning set forth in Section 3(a).

“Designated Holder” means each of the Atairos Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred after the Closing Date pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Disclosure Package” means, with respect to any offering of securities, (a) the preliminary prospectus, (b) each Free Writing Prospectus and (c) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Holders’ Counsel” has the meaning set forth in Section 7(a)(i).

“Incidental Registration” has the meaning set forth in Section 4(a).

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Initiating Holders” has the meaning set forth in Section 3(a).

“Inspector” has the meaning set forth in Section 7(a)(vii).

“Investor” has the meaning set forth in the preamble to this Agreement.

“Liability” has the meaning set forth in Section 8(a).

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding 30 days on which the national securities exchanges are open for trading.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Records” has the meaning set forth in Section 7(a)(vii).

“Registrable Securities” means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock or exercise of any warrants acquired by any of the Designated Holders after the date hereof, (b) any other shares of Common Stock acquired or owned by any of the Designated Holders or their Affiliates prior to the Closing Date, or acquired or owned by any of the Designated Holders after the Closing Date if such Designated Holder is an Affiliate of the Company and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

“Registration Expenses” has the meaning set forth in Section 7(d).

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act.

“Restricted Period” has the meaning set forth in the Stockholder Agreement.

“S-3 Initiating Holders” has the meaning set forth in Section 5(a).

“S-3 Registration” has the meaning set forth in Section 5(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Stockholder Agreement” means the Stockholder Agreement, dated as of the date hereof, among the Company, the Investor and the other parties thereto, as the same may be amended and/or restated from time to time.

“Subsequent Atairos Investor” means any Affiliate of any member of Atairos Group that, after the date hereof, acquires any shares of Common Stock or Common Stock Equivalents.

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Valid Business Reason” has the meaning set forth in Section 3(a).

Section 2. General; Securities Subject to this Agreement.

(a)       Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

(b)       Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Designated Holder owning such Registrable Securities owns less than 1% of the outstanding shares of Common Stock on a fully diluted basis, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

(c)       Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

Section 3. Demand Registration.

(a)       Request for Demand Registration. At any time after the Restricted Period and if and to the extent permitted by Article 2 of the Stockholder Agreement, the Atairos

Stockholders (the “Initiating Holders”), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000, and provided further that the Company shall not be obligated to effect more than three such Demand Registrations for the Atairos Stockholders. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or because it would otherwise be seriously detrimental to the Company and its stockholders to effect a registration of Registrable Securities at that time (a “Valid Business Reason”), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than 90 days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors (such majority to include the Atairos Designee (as defined in the Stockholder Agreement) if any such designee is then serving on the Board of Directors), may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than once in any 12 month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b)       Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. At any time after the Restricted Period, and to the extent permitted by Article 2 of the Stockholder Agreement, each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may offer its or his Registrable Securities under any Demand Registration pursuant to this Section 3(b). Within five days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within 10 days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Section 3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder’s Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

(c)       Effective Demand Registration. The Company shall use its reasonable best efforts to cause any such Demand Registration to become and remain effective not later than 75 days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and has been continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

(d)       Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

(e)       Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first as to the Company, second as to the Designated Holders (who are not Initiating Holders and who requested to participate in such registration pursuant to Section 3(b) hereof) as a group, if any, and third as to the Initiating Holders as a group, pro rata within each group based on the number of Registrable Securities owned by each such Designated Holder or Initiating Holder, as the case may be.

(f)       Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders or S-3 Initiating Holders, as the case may be, holding a majority of the Registrable Securities requested to be registered by such Initiating Holders or S-3 Initiating Holders, as the case may be.

Section 4. Incidental or “Piggy-Back” Registration.

(a)       Request for Incidental Registration. If at any time after the Restricted Period the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least 20 days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”); provided that any transfer pursuant to such registration is permitted by Article 2 of the Stockholder Agreement. The Company shall use its reasonable best efforts (within 20 days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines in good faith that marketing factors require a limitation in the Incidental Registration of the number of shares to be included in such Incidental Registration, then the Incidental Registration shall cover, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such Designated Holder; and third, any other securities requested to be included in such offering.

(b)       Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

Section 5. Form S-3 Registration.

(a)       Request for a Form S-3 Registration. After the Restricted Period, so long as the Company is eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, in the event that the Company shall receive from one or more of the Atairos Stockholders (the “S-3 Initiating Holders”), a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an “S-3 Registration”), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders and provided that any transfer pursuant to such registration is permitted by Article 2 of the Stockholder Agreement, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least 10 days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within 5 days after their receipt from the Company of the written notice of such registration. If requested by the S-3 Initiating Holders, such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) use its reasonable best efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than 45 days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein.

(b)       Form S-3 Underwriting Procedures. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the S-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such S-3 Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering.

(c)       Limitations on Form S-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than 90 days, and (y) in case a Registration Statement has been filed relating to a S-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, such majority to include the Atairos Designee (if any such designee is then serving on the Board of Directors), may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any 12 month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within 90 days after the effective date of any other Registration Statement of the Company, (ii) if within the 12 month period preceding the date of such request, the Company has effected two registrations on Form S-3 pursuant to Section 5(a), (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iv) if the S-3 Initiating Holders, together with the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the proposed date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $5,000,000.

(d)       Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

(e)       No Demand Registration. No registration requested by any S-3 Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

Section 6. Holdback Agreements.

(a)       [Intentionally Omitted]

(b)       Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) 120 days after the effective date of such Registration Statement (except as part of such registration).

Section 7. Registration Procedures.

(a)       Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(i)       prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, or before using any Free Writing Prospectus, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

(ii)       prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided, that if the S-3 Initiating Holders have requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until the earlier of (a) the date on which all Registrable Securities covered by such Registration Statement have been sold and (b) the three year anniversary of the date on which such Registration Statement was first declared effective by the Commission; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)       furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus), any prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)       register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v)       (x) notify each seller of Registrable Securities of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in a Registration Statement, related prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in such Registration Statement, prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (y) the Company shall promptly prepare a supplement to, or amendment of, such Registration Statement, related prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to, or amendment of, such Registration Statement, prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi)       enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter;

(vii)       make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its Subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request)

unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(viii)       if such sale is pursuant to an underwritten offering, obtain “cold comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(ix)       furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(x)       comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi)       cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xii)       keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 hereunder;

(xiii)       cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(xiv)       take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b)       Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

(c)       Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus or Free Writing Prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 7(a)(v).

(d)       Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and all reasonable legal fees, charges and expenses incurred, in the case of a Demand Registration or an S-3 Registration, by the Initiating Holders or the S-3 Initiating Holders, as the case may be, and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective.

All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Holders’ Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

Section 8. Indemnification; Contribution.

(a)       Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (a) any untrue, or allegedly untrue, statement of a material fact contained in any Disclosure Package, Registration Statement, prospectus, Free Writing Prospectus or in any amendment or supplement thereto; and (b) the omission or alleged omission to state, in any Disclosure Package, Registration Statement, prospectus, Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, prospectus, Free Writing Prospectus or in any amendment or supplement thereto in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

(b)       Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement, the Disclosure Package, Free Writing Prospectus or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement, Disclosure Package, Free Writing Prospectus or prospectus relates.

(c)       Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d)       Contribution.

(i)       If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering.

(ii)       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 9. Rule 144. The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

Section 10. Miscellaneous.

(a)       Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(b)       No Inconsistent Agreements. The Company represents and warrants that there are no currently effective agreements under which the Company has granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except that the Company may grant the registration rights held by the Atairos Stockholders to any Subsequent Atairos Investor.

(c)       Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d)       Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, and (ii) the Atairos Stockholders holding a majority of the Registrable Securities then held by all Atairos Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this Section 10(d), the Company, without the consent of any other party hereto (other than the Atairos Stockholders), may amend this Agreement to add any Subsequent Atairos Investor as a party to this Agreement as an Atairos Stockholder.

(e)       Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service, electronic delivery or personal delivery:

(i)	if to the Company:

TriNet Group, Inc.
1100 San Leandro Blvd., Suite 300
San Leandro, CA 94577
Attention: Brady Mickelsen, Chief Legal Officer
Email: brady.mickelsen@trinet.com

with a copy to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
Telecopy: (650) 752-2111 and (650) 752-3611
Attention: Ron Cami and Sarah K. Solum, Esq.
Email: ron.cami@davispolk.com; sarah.solum@davispolk.com

(ii)	if to the Investor: c/o Atairos Management, L.P. 620 5th Avenue, 6th Floor New York, NY 10020 Telecopy: (203) 302-3044 Attention: David L. Caplan, Esq. Email: d.caplan@atairos.com and:

c/o Atairos Management, L.P.
40 Morris Avenue, 3rd Floor
Bryn Mawr, PA 19010
Attention: Clare McGrory
Email: c.mcgrory@atairos.com

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Telecopy: (212) 455-2502
Attention: Alan M. Klein and Anthony F. Vernace, Esq.
Email: aklein@stblaw.com; avernace@stblaw.com

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied or sent by electronic delivery. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

(f)       Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and the S-3 Registration rights and related rights of the Atairos Stockholders contained in Sections 3 and 5 hereof, shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of an Atairos Stockholder, automatically transferred to such Affiliate and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate, transferred only with the prior written consent of the Company, which consent shall not be unreasonably withheld. The incidental or “piggy-back” registration rights of the Designated Holders contained in Sections 3(b), 4 and 5 hereof and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security, but, during the period in which the Stockholder Agreement is in effect, only if transferred in compliance with the Stockholder Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(g)       Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)       GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in New York County, New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN THIS SECTION 10(h).

(i)       Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(j)       Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

(k)       Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein or in the Stockholder Agreement. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(l)       Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(m)       Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Purchase Agreement and the Stockholder Agreement.

(n)       Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(o)       Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

TRINET GROUP, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

AGI-T, L.P. By: A-T HOLDINGS GP, LLC, its General Partner By: ATAIROS GROUP, INC., its Sole Member and Manager

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

ATAIROS GROUP, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

ATAIROS MANAGEMENT, L.P. By: Atairos Family GP, Inc., its General Partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]